EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of DrugMax, Inc. (the “Company”) on Form 10-K for the year ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ronald J. Patrick, Chief Financial Officer and Principal Accounting Officer of the Company, certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)        The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ronald J. Patrick
Ronald J. Patrick
Chief Financial Officer,
Principal Accounting Officer
September 28, 2004